UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013

Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS &

FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 WEST 57th STREET

NEW YORK, NEW YORK 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2013, International Flavors & Fragrances Inc. (the “Company”) priced an offering of $300.0 million of 3.20% Senior Notes due 2023 (the “Notes”). In connection with the offering, the Company entered into an underwriting agreement, dated April 1, 2013 (the “Underwriting Agreement”), with Morgan Stanley & Co., LLC and J.P. Morgan Securities LLC, as managers of the several underwriters listed on Schedule II thereto (the “Underwriters”). The Notes were offered in a registered public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-187426).

Underwriting Agreement

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us in the ordinary course of their respective businesses, for which they received or will receive customary fees and expenses. Certain affiliates of the underwriters are lenders under our bank credit facility. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Report and incorporated herein by reference. Greenberg Traurig, LLP, counsel to the Company, has issued an opinion dated April 4, 2013 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 to this Report.

Indenture

On April 4, 2013, the Notes were issued under an indenture, dated April 4, 2013, between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Notes will bear interest at a rate of 3.20% per year, with interest payable on May 1 and November 1 of each year, commencing on November 1, 2013. The Notes will mature on May 1, 2023. Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemptions of the Notes on or after February 1, 2023. The Indenture provides for customary events of default and contains certain negative covenants that limit the ability of the Company and its subsidiaries to grant liens on assets, to enter into sale-leaseback transactions or to consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of the Company’s properties and assets. In addition, subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the Indenture (including the form of Notes) filed as Exhibit 4.1 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 1, 2013, by and among International Flavors & Fragrances Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

4.1	Indenture, dated as of April 4, 2013, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: April 4, 2013	By:	/s/ Kevin C. Berryman
	Name:	Kevin C. Berryman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 1, 2013, by and among International Flavors & Fragrances Inc. and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

4.1	Indenture, dated as of April 4, 2013, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)